Exhibit 19.2


                               Ford Motor Credit Company
                          Ford Credit Auto Owner Trust 2000-B
                              Monthly Servicing Report
     Collection Period                                                April2000
     Distribution Date                                                  5/15/00
                                                    Targeted
                                                   Scheduled
     Original Issuance                             Dist Date      Dollar Amount
     A1 Asset Backed Notes                          10/15/00     470,000,000.00
     A2 Asset Backed Notes                           4/15/01     388,000,000.00
     A3 Asset Backed Notes                          10/15/01     321,500,000.00
     A4 Asset Backed Notes                           4/15/02     249,000,000.00
     A5 Asset Backed Notes                          10/15/02     181,880,000.00
     B Asset Backed Notes                                         76,260,000.00
     C Asset Backed Certificates                                  43,580,000.00
     D Asset Backed Certificates                                  43,580,000.00
     Variable Pay Term Note 1                                    448,620,000.00

     Total Securities                                          2,222,420,000.00


     I. COLLECTIONS                                                       TOTAL
     Interest
     Simple Interest Receivables Interest
     Interest Collections                                        $11,589,096.90
     Repurchased Loan Proceeds Related to Interest                     3,923.39
     Total Simple Interest Receivables Interest                  $11,593,020.29

     Precomputed Receivables Interest Collections                     22,462.38
     Total Interest Collections                                  $11,615,482.67

     Servicer Advances:
     Simple Interest Servicer Advances                            $3,400,658.32
     Precomputed Servicer Advances - Principal                        21,377.72
     Precomputed Servicer Advances - Interest                          7,112.70
     Total Servicer Advances                                      $3,429,148.74

     Principal:
     Simple Interest Receivables Principal
     Principal Collections                                       $40,750,573.51
     Prepayments in Full                                          20,189,046.92
     Repurchased Loan Proceeds Related to Principal                  948,072.51
     Total Simple Interest Receivables Principal                 $61,887,692.94

     Precomputed Receivables Principal
     Principal Collections                                           $70,449.35
     Prepayments in Full                                              66,158.50
     Prepayments in Full due to Admin Repurchases                          0.00
     Payahead Draws                                                    5,547.42
     Total Precomputed Receivables Principal                        $142,155.27


     Liquidation Proceeds                                               $770.09
     Recoveries from Prior Month Charge-Offs                               0.00
     Total Principal Collections                                 $62,040,565.54
     Principal Losses for Collection Period                           35,125.01
     Total Regular Principal Reduction                           $62,096,298.18


     Total Collections                                           $77,085,196.95

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                                                                     Amount Per
                                                             $1,000 of Original
                                                      Amount          Principal
     II. DISTRIBUTIONS
     Total Collections                        $77,085,196.95
     Net Swap Receipt                                   0.00
     Reserve Account Draw                               0.00
     Reserve Account Release                            0.00
     VPTN Issuance Proceeds                             0.00
     Accumulation Account Draw                          0.00
     Total Avail for Distribution
       to Note and Certificate holders        $77,085,196.95

     Servicing Fee:                            $1,916,681.26
     Servicing Fee Due                          1,916,681.26
     Servicing Fee Paid                                 0.00
     Servicing Fee Shortfall

                                                 $274,935.52
     Net Swap Payment


     Class A1 Asset Backed Notes
       Monthly Interest Due                    $2,150,902.78              $4.58
       Monthly Interest Paid                    2,150,902.78               4.58
       Monthly Interest Shortfall                       0.00               0.00
       Interest Carryover Shortfall                     0.00               0.00
       Change in Interest Carryover Shortfall           0.00               0.00


     Class A2 Asset Backed Notes
       Monthly Interest Due                    $1,837,611.11              $4.74
       Monthly Interest Paid                    1,837,611.11               4.74
       Monthly Interest Shortfall                       0.00               0.00
       Interest Carryover Shortfall                     0.00               0.00
       Change in Interest Carryover Shortfall           0.00               0.00


     Class A3 Asset Backed Notes
       Monthly Interest Due                    $1,556,149.31              $4.84
       Monthly Interest Paid                    1,556,149.31               4.84
       Monthly Interest Shortfall                       0.00               0.00
       Interest Carryover Shortfall                     0.00               0.00
       Change in Interest Carryover Shortfall           0.00               0.00


     Class A4 Asset Backed Notes
       Monthly Interest Due                    $1,215,604.17              $4.88
       Monthly Interest Paid                    1,215,604.17               4.88
       Monthly Interest Shortfall                       0.00               0.00
       Interest Carryover Shortfall                     0.00               0.00
       Change in Interest Carryover Shortfall           0.00               0.00

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                                                                     Amount Per
                                                             $1,000 of Original
                                                      Amount          Principal
     Class A5 Asset Backed Notes
       Monthly Interest Due                      $892,980.28              $4.91
       Monthly Interest Paid                      892,980.28               4.91
       Monthly Interest Shortfall                       0.00               0.00
       Interest Carryover Shortfall                     0.00               0.00
       Change in Interest Carryover Shortfall           0.00               0.00


     Class B Asset Backed Notes
       Monthly Interest Due                      $387,655.00              $5.08
       Monthly Interest Paid                      387,655.00               5.08
       Monthly Interest Shortfall                       0.00               0.00
       Interest Carryover Shortfall                     0.00               0.00
       Change in Interest Carryover Shortfall           0.00               0.00


     Class C Asset Backed Certificates
       Monthly Interest Due                      $233,031.94              $5.35
       Monthly Interest Paid                      233,031.94               5.35
       Monthly Interest Shortfall                       0.00               0.00
       Interest Carryover Shortfall                     0.00               0.00
       Change in Interest Carryover Shortfall           0.00               0.00


     Class D Asset Backed Certificates
       Monthly Interest Due                      $272,375.00              $6.25
       Monthly Interest Paid                      272,375.00               6.25
       Monthly Interest Shortfall                       0.00               0.00
       Interest Carryover Shortfall                     0.00               0.00
       Change in Interest Carryover Shortfall           0.00               0.00


     Class Variable Pay Term Note 1
       Monthly Interest Due                    $1,924,548.65              $4.29
       Monthly Interest Paid                    1,924,548.65               4.29
       Monthly Interest Shortfall                       0.00               0.00
       Interest Carryover Shortfall                     0.00               0.00
       Change in Interest Carryover Shortfall           0.00               0.00


     Total Note Monthly Interest
      Monthly Interest Due                     $9,965,451.30              $4.67
      Monthly Interest Paid                     9,965,451.30               4.67
      Monthly Interest Shortfall                        0.00               0.00
      Interest Carryover Shortfall                      0.00               0.00
      Change in Interest Carryover Shortfall            0.00               0.00


     Total Note and Certificate Monthly Interest
      Monthly Interest Due                    $10,470,858.24              $4.71
      Monthly Interest Paid                    10,470,858.24               4.71
      Monthly Interest Shortfall                        0.00               0.00
      Interest Carryover Shortfall                      0.00               0.00
      Change in Interest Carryover Shortfall            0.00               0.00


     Principal:
     Principal Distribution Amounts
     First Priority Distribution Amount                $0.00
     Second Priority Distribution Amount       13,567,667.64
     Regular Principal Distribution Amount     87,160,000.00
     Principal Distribution Amount           $100,727,667.64
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                                                              Amount Per $1,000
     Principal Distribution Amounts Paid              Amount  of Orig Principal
     A1 Asset Backed Notes Prin Paid                   $0.00              $0.00
     A2 Asset Backed Notes Prin Paid                   $0.00              $0.00
     A3 Asset Backed Notes Prin Paid                   $0.00              $0.00
     A4 Asset Backed Notes Prin Paid                   $0.00              $0.00
     A5 Asset Backed Notes Prin Paid                   $0.00              $0.00
     B Asset Backed Notes Prin Paid                    $0.00              $0.00
     C Asset Backed Certificates Prin Paid             $0.00              $0.00
     D Asset Backed Certificates Prin Paid             $0.00              $0.00
     Variable Pay Term Note 1 Prin Paid       $64,422,721.93            $143.60


     Total Note Principal Paid                $64,422,721.93             $30.17
     Total Note and Certificate Prin Paid     $64,422,721.93             $28.99

     Deposit to Reserve                                $0.00
     Collections Released to Servicer                  $0.00
     Deposit to Accumulation Account                   $0.00



   III. POOL BALANCE AND PORTFOLIO INFORMATION   Beginning             Ending
   Balances and Pool Factors:
   A1 Asset Backed Notes Balance           $470,000,000.00    $470,000,000.00
   A1 Asset Backed Notes Pool Factor             1.0000000          1.0000000
   A2 Asset Backed Notes Balance           $388,000,000.00    $388,000,000.00
   A2 Asset Backed Notes Pool Factor             1.0000000          1.0000000
   A3 Asset Backed Notes Balance           $321,500,000.00    $321,500,000.00
   A3 Asset Backed Notes Pool Factor             1.0000000          1.0000000
   A4 Asset Backed Notes Balance           $249,000,000.00    $249,000,000.00
   A4 Asset Backed Notes Pool Factor             1.0000000          1.0000000
   A5 Asset Backed Notes Balance           $181,880,000.00    $181,880,000.00
   A5 Asset Backed Notes Pool Factor             1.0000000          1.0000000
   B Asset Backed Notes Balance             $76,260,000.00     $76,260,000.00
   B Asset Backed Notes Pool Factor              1.0000000          1.0000000
   C Asset Backed Certificates Balance      $43,580,000.00     $43,580,000.00
   C Asset Backed Certificates Pool Factor       1.0000000          1.0000000
   D Asset Backed Certificates Balance      $43,580,000.00     $43,580,000.00
   D Asset Backed Certificates Pool Factor       1.0000000          1.0000000
   Variable Pay Term Note 1 Balance        $448,620,000.00    $384,197,278.07
   Variable Pay Term Note 1 Pool Factor          1.0000000          0.8563980

   Aggregate Balance of Notes            $2,135,260,000.00  $2,070,837,278.07
   Note Pool Factor                              1.0000000          0.9698291
   Total Note and Certificate Balance    $2,222,420,000.00  $2,157,997,278.07


   Portfolio Information:
   Weighted Average Coupon (WAC)                      7.83%              7.83%
   Weighted Average Remaining Maturity (WAM)         46.80              45.88
   Number of Contracts                             161,099            159,219
   Portfolio Receivable Balance          $2,300,017,517.50  $2,237,934,431.97
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                                                                  Dollar Amount
     IV. OVERCOLLATERALIZATION INFORMATION
     Specified Overcollateralization Amount                               $0.00
     Specified Credit Enhancement Amount                         $11,500,087.59
     Yield Supplement Overcollateralization Amount              $116,242,099.61
     Target Level of Overcollateralization                      $116,242,099.61

     V. RECONCILIATION OF RESERVE ACCOUNT
     Beginning Reserve Account Balance                           $11,500,087.59
     Specified Reserve Account Balance                            11,500,087.59
     Reserve Release Amount                                                0.00
     Reserve Account Draws                                                 0.00
     Reserve Account Deposits Made                                         0.00
     Ending Reserve Account Balance                              $11,500,087.59
     Change in Reserve Account Balance                                    $0.00

     VI. RECONCILIATION OF ACCUMULATION ACCOUNT
     Beginning Accumulation Account Balance                               $0.00
     Deposit to Accumulation Account                                       0.00
     Release of Accumulated Balance                                        0.00
     Ending Accumulation Account Balance                                  $0.00

     VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
     Liquidated Contracts:
     Liquidation Proceeds                                               $770.09
     Recoveries from Prior Month Charge-Offs                              $0.00
     Total Losses for Collection Period                              $38,986.21
     Charge-off Rate for Collection Period (annualized)                    0.02%
     Cumulative Net Losses for all Periods                           $38,216.12

     Delinquent Receivables
     31-60 Days Delinquent                                          $373,144.94
     61-90 Days Delinquent                                           $21,403.49
     91-120 Days Delinquent                                               $0.00
     Over 120 Days Delinquent                                         $8,985.19
     Repossesion Inventory                                          $122,965.17

     Ratio of Net Losses to the Average Pool Balance:
     Second Preceding Collection Period                                   0.000%
     Preceding Collection Period                                          0.000%
     Current Collection Period                                            0.027%
     Three Month Average                                                  0.000%

     Ratio of 60+ Delinq Contracts to O/S Receivables:
     Second Preceding Collection Period                                   0.000%
     Preceding Collection Period                                          0.000%
     Current Collection Period                                            0.002%
     Three Month Average                                                  0.000%